As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOS RENS TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	90-0772394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

(973) 509-0444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Mannello

Chief Executive Officer

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

(973) 509-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq.

Joshua N. Englard, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas

New York, New York 10105

(212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price per Security (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,533,058	$1.08	$1,655,702.64	$214.91
Series A Preferred Stock Purchase Rights, $0.001 par value (3)(4)	1,533,058	--	--	--
Total				$214.91

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on The Nasdaq Capital Market on April 16, 2020.
(3)	Each share of common stock currently includes a Series A Preferred Stock Purchase Right. Until the occurrence of certain events, none of which have occurred, the Series A Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificate for our common stock and will be transferred along with and only with and are not severable from, our common stock. The value attributable to the Series A Preferred Stock Purchase Rights, if any, is reflected in the market price of our common stock. No separate consideration will be payable for the Series A Preferred Stock Purchase Rights.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.

SUBJECT TO COMPLETION, DATED APRIL 20, 2020

PRELIMINARY PROSPECTUS

MYOS RENS TECHNOLOGY INC.

1,533,058 Shares of Common Stock

This prospectus relates to the resale of up to 1,533,058 shares of our common stock, par value $0.001 per share, for sale by the selling shareholders named herein for their own accounts. The shares to be sold by the selling shareholders include up to 1,533,058 shares of our common stock issued in connection with a private placement financing consummated in March 2020.

To the extent the selling shareholders wish to sell their shares of our common stock as provided for herein, they may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares. See “Use of Proceeds”. We have agreed to pay the expenses in connection with the registration of the shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MYOS.” The last reported sale price of our common stock on April 17, 2020 was $1.10.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “may,” “will,” expect,” anticipate,” “continue,” “estimate,” “project,” “intend,” “predict,” “forecast,” “potential,” “believe,” “plan,” “might,” “could,” “should,” “would,” “seek” and similar expressions, as they relate to us, are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements unless required by law. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “MYOS,” the “Company,” “we,” “us,” and “our” refer and relate to MYOS RENS Technology Inc. and its consolidated subsidiaries.

Overview

We are an emerging company focused on the discovery, development and commercialization of nutritional ingredients, functional foods, and other technologies aimed at maintaining or improving the health and performance of muscle tissue.

Prior to February 2011, we did not have any operations and did not generate revenues. In February 2011, we entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak Wellness, Inc. certain trademarks, trade secrets, patent applications and certain domain names as well as the intellectual property pertaining to Fortetropin®, a proprietary bioactive composition derived from fertilized egg yolk that has been shown in clinical trials to increase lean muscle mass, size and strength.

Fortetropin® is our proprietary all-natural food ingredient clinically shown to increase muscle size, lean body mass and strength as part of resistance training in humans. Fortetropin® has also been shown to reduce muscle atrophy in dogs following orthopedic surgery. Fortetropin® is made from fertilized chicken egg yolks using a proprietary process that retains the biological integrity and bioactivity of the product. In a rodent study, Fortetropin® was shown to up-regulate muscle building pathways and down-regulate muscle degrading pathways.

Our initial core ingredient is Fortetropin®, a natural and proprietary bioactive composition derived from fertilized egg yolk that has been shown in clinical trials to increase lean muscle mass, size and strength. Our plan of action is to: (i) create a sales platform through marketing products containing our proprietary ingredient Fortetropin® in established, growing, and new markets and strategic selection of partnerships and collaborations to maximize near-term and future revenues, (ii) deepen our scientific understanding of the activity of Fortetropin® as a natural product to improve muscle health and performance, and to leverage this knowledge to strengthen and build our intellectual property estate, (iii) conduct research and development activities to evaluate the impact of Fortetropin® on muscle health and wellness in humans as well as domestic pets. (iv) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products, (v) reduce the cost of manufacturing through process improvement, (vi) identify contract manufacturing organizations that can fully meet our future growth requirements and (vii) develop a differentiated and advantaged consumer positioning, brand name and iconography.

Our principal business activities have been focused on deepening our scientific understanding relating to the activity of Fortetropin®, and to leverage this knowledge to strengthen and build our intellectual property estate; developing sales and marketing strategies aimed at expanding our commercial presence; evaluating the value of Fortetropin® in therapeutic markets, including the treatment of sarcopenia, cachexia, anorexia, obesity and muscular disorders; and, conducting research and development focused on the discovery, development and commercialization of other products and technologies aimed at maintaining or improving the health and performance of muscle tissue.

Our commercial focus is to leverage our clinical data to develop multiple products to target the large, but currently underserved, markets focused on muscle health. The sales channels through which we sell our products are evolving.

We continue to pursue additional distribution and branded sales opportunities. There can be no assurance that we will be able to secure distribution arrangements on terms acceptable to us, or that we will be able to generate significant sales of our current and future branded products. We expect to continue developing our own core branded products in markets such as functional foods, sports and fitness nutrition and rehabilitation and restorative health and to pursue international sales opportunities.

Corporate Information

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our corporate website address is http://www.myosrens.com and our product websites are www.yolked.com and www.myospet.com. Neither the information on our current or future websites is, nor shall such information be deemed to be, a part of this prospectus or incorporated in filings we make with the Securities and Exchange Commission, or the Commission.

THE OFFERING

Common stock outstanding prior to the offering	11,030,100 shares of common stock issued and outstanding as of April 17, 2020.

Common stock offered by the selling shareholders	Up to 1,533,058 shares of common stock for sale by the selling shareholders for their own account. These shares of our common stock issued in connection with a private placement consummated on March 5, 2020.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Risk Factors	Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth herein in the section titled “Risk Factors” as well as those incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	MYOS

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or any prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019 or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or any prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

SELLING SHAREHOLDERS

On March 5, 2020, we issued 1,533,058 shares of common stock in a private offering to certain investors listed as selling shareholders in this prospectus. We are registering the securities offered by this prospectus on behalf of the selling shareholders.

The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them.

The table below sets forth certain information as of April 17, 2020 regarding the selling shareholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of ownership of each selling shareholder in the table below is based upon 11,030,100 shares of common stock outstanding as of April 17, 2020.

No selling shareholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates, except that Joseph Mannello is our Chief Executive Officer and is a member of our board of directors and Christopher Dewey, Andrew Ponte and Christopher Pechock are members of our board of directors. None of the selling shareholders have any family relationships with our officers, directors or controlling shareholders. Furthermore, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

All information with respect to share ownership has been furnished by the selling shareholders. To our knowledge, each person named in the table below has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

Name	Shares Owned Prior to the Offering	Shares to be Offered in the Offering	Shares Owned After this Offering	Percentage of Shares to be Owned After the Offering
David J. Matlin	1,267,477	206,611	1,060,866	9.6%
Joseph Mannello	1,387,557	681,818	705,739	6.4%
Christopher Pechock	389,257	82,645	306,612	2.8%
Christopher C. Dewey	328,892	82,645	246,337	2.2%
Eric Fishman IRA	160,435	82,645	77,790	0.7%
Guiseppi Forgione	144,941	82,645	62,296	0.6%
Andrew J. Ponte	97,499	82,645	14,854	0.1%
Edward Robert Roskind	82,645	82,645	-	-
Nicholas San Filippo IV	57,066	41,322	15,744	0.1%
Kenneth Schapiro	43,058	33,058	10,000	0.1%
Steven H. Maide	41,075	20,661	20,414	0.2%
Brenda Smith	20,661	20,661	-	-
Stephen A. Grieder	20,661	20,661	-	-
Frank Baglieri	12,396	12,396	-	-

PLAN OF DISTRIBUTION

The common stock held by the selling shareholders may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling shareholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	underwritten offerings;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the common stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling shareholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling shareholder.

To the extent required in connection with a transaction, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

We may suspend the sale of shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling shareholders use this prospectus for any sale of the shares of common stock, such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.001 per share, and 500,000 authorized undesignated shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, our outstanding capital stock consists of 11,030,100 shares of common stock and no shares of preferred stock. These figures do not include securities that may be issued pursuant to our 2012 Equity Incentive Plan, as amended. Further, there are outstanding, Series C warrants to purchase 145,399 shares of common stock, Series E warrants to purchase 142,957 shares of common stock and a warrant issued to RENS Technology Inc. to purchase 375,000 shares of common stock.

We are a Nevada corporation and our affairs are governed by our Articles of Incorporation and our Amended and Restated Bylaws. The following summary of the terms and provisions of our securities does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Amended and Restated Bylaws.

Common Stock

As of April 17, 2020, there were 11,030,100 shares of common stock issued and outstanding and 330 holders of record of our common stock.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Each outstanding share of common stock includes one Series A preferred stock purchase right, as described below.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “MYOS.”

Series A Preferred Stock Purchase Rights

Effective February 14, 2017, our board of directors declared a dividend of one right (“Right”) for each of our issued and outstanding shares of common stock. The dividend was paid to the stockholders of record at the close of business on February 24, 2017. Each Right entitles the registered holder, subject to certain terms and conditions, to purchase from us one one-thousandth of a share of our Series A Preferred Stock at a price of $7.00), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement dated as of February 14, 2017 between us and Transhare, as Rights Agent, as amended.

The Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 10% or more of our outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.

With respect to certificates representing shares of common stock outstanding as of the record date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of common stock outstanding as of the record date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the common stock. Until the earlier of the Distribution Date and the Expiration Date, as described below, the transfer of any shares of common stock outstanding on the record date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) February 14, 2021; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; (iv) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving us pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to any person becoming an Acquiring Person (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of common stock. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, we are acquired in a merger or other business combination transaction, or 50% or more of our assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the exercise price.

With certain exceptions, no adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock, our board of directors, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of ten shares of common stock per outstanding Right (subject to adjustment).

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.

Immediately upon the action of our board of directors electing to redeem or exchange the Rights, we shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

Our board of directors may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the Rights Agreement that our board of directors deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is TranShare, which is located at 2849 Executive Drive, Suite 200, Clearwater, Florida 33762.

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY.

EXPERTS

The consolidated balance sheets of MYOS RENS Technology Inc. and Subsidiary as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”) have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report dated March 24, 2020, as included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at www.sec.gov.

We also make available free of charge on our Internet website at http://ir.myosrens.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 24, 2020;

●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time; and

●	The description of our Series A preferred stock purchase rights contained in our Form 8-A filed on February 14, 2017 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Secretary
(973) 509-0444

MYOS RENS TECHNOLOGY INC.

1,533,058 Shares of

Common Stock

  , 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$215
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous fees and expenses	$785
Total	$16,000

Item 15. Indemnification of Directors and Officers

Charter and Bylaws

Our articles of incorporation, as amended, and our amended and restated bylaws provide for the indemnification of a present or former director or officer. We will indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In a criminal action, he or she must not have had a reasonable cause to believe that such conduct was unlawful.

Nevada Law

We are incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Other

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Knolls, State of New Jersey, on April 20, 2020.

MYOS RENS TECHNLOGY INC.

By:	/s/ Joseph Mannello
Name: Joseph Mannello
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Mannello his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

/s/ Joseph Mannello	Chief Executive Officer and Director	April 20, 2020
Joseph Mannello	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Robert J. Hariri	Chairman of the Board	April 20, 2020
Dr. Robert J. Hariri
/s/ Dr. Louis Aronne	Director	April 20, 2020
Dr. Louis Aronne

/s/ Christopher Pechock	Director	April 20, 2020
Christopher Pechock
/s/ Victor Mandel	Director	April 20, 2020
Victor Mandel

/s/ Andrew Ponte	Director	April 20, 2020
Andrew Ponte

	Global Chairman	April 20, 2020
Ren Ren

/s/ Eric Zaltas	Director	April 20, 2020
Eric Zaltas

/s/ Christopher Dewey	Director	April 20, 2020
Christopher Dewey

EXHIBIT INDEX

		Incorporated by
Exhibit		Reference		Filing
Number	Exhibit Description	Form	Exhibit	Date

3.1	Articles of Incorporation	SB-2	3(a)	6/27/2007
3.2	Amended and Restated Bylaws	8-K	3.1	1/11/2017
3.3	Certificate of Amendment to Articles of Incorporation, dated June 8, 2010	14C	A	6/09/2010
3.4	Articles of Merger, dated May 15, 2012	8-K	3.1	5/21/2012
3.5	Certificate of Change Pursuant to Nevada Revised Statutes 78.209, dated February 4, 2014	8-K	3.1	2/10/2014
3.6	Certificate of Amendment to Articles of Incorporation, dated December 22, 2014	8-K	3.1	12/23/2014
3.7	Certificate of Amendment to the Articles of Incorporation, dated March 8, 2016	8-K	3.1	3/8/2016
3.8	Certificate of Amendment to the Articles of Incorporation, dated December 23, 2019	8-K	3.1	12/30/2019
3.9	Articles of Merger, dated March 17, 2016	8-K	3.1	3/22/2016
3.10	Certificate of Designation of Series A Preferred Stock	8-K	3.1	2/14/2017
4.1	Form of Series C Warrant	10-K	4.3	3/27/2015
4.2	Form of Series E Warrant	10-K	4.5	3/27/2015
4.3	Form of Warrant Exercise Agreement, dated May 18, 2015	8-K	4.1	5/19/2015
4.4	Form of RENS Warrant	8-K	4.1	12/22/2015
4.5	Rights Agreement dated as of February 14, 2017 between the Company and Island Stock Transfer	8-K	4.1	2/14/2017
4.6	First Amendment to Rights Agreement dated February 14, 2020 between the Company and Transhare	8-K	4.1	2/21/2020
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Intellectual Property Purchase Agreement, dated February 25, 2011, by and among the Company, Atlas Acquisition Corp. and Peak Wellness, Inc.	8-K	10.1	3/3/2011
10.2	Intellectual Property Assignment Agreement, dated February 25, 2011, by and among Atlas Acquisition Corp. and Peak Wellness, Inc.	8-K	10.6	3/3/2011
10.3	Employment Agreement, dated as of August 24, 2017, by and between Joseph Mannello and the Company	8-K	10.1	8/28/2017
10.4	Form of Advisory Board Agreement	S-1	10.6	8/6/2012
10.5	Commercial Lease Agreement, dated August 1, 2012	S-1	10.10	11/5/2012
10.6	First Amendment to Commercial Lease, dated June 6, 2014	8-K	10.1	6/6/2014
10.7	Form of Securities Purchase Agreement, dated March 20, 2019	8-K	10.1	3/26/2019
10.8	Form of Securities Purchase Agreement, dated March 2, 2020	8-K	10.1	3/6/2020
10.9	2012 Equity Incentive Plan, as amended	10-K	10.7	3/27/2018
10.10	Amendment No. 5 to 2012 Equity Incentive Plan	10-K	10.10	3/24/2020
10.11	Securities Purchase Agreement, dated December 17, 2015, by and between the Company and RENS Technology Inc.	8-K	10.1	12/22/2015
10.12	Exclusive Distribution Agreement, dated December 17, 2015, by and between the Company and RENS Agriculture Science & Technology Co. Ltd.	8-K	10.2	12/22/2015
10.13	Promissory Note, dated August 30, 2018, as amended	10-Q	10.1	11/13/2018
10.14	Sales Agreement, dated July 24, 2018, between the Company and H.C. Wainwright & Co., LLC	8-K	10.1	7/24/2018
21.1	Subsidiaries of the Registrant	10-K	21.1	3/30/2016
23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (Included in Exhibit 5.1)

*	Filed herewith.